Exhibit 10.43

Execution Version

FIRST FORBEARANCE AGREEMENT

THIS FIRST FORBEARANCE AGREEMENT (this “Agreement”) dated as of July 3, 2012, among DELTA PETROLEUM CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors”), the Lenders party hereto, WHITEBOX ADVISORS LLC, as administrative agent (the “Administrative Agent”) and collateral agent (“Collateral Agent”), is entered into in respect of that certain Amended and Restated Senior Secured Debtor-In-Possession Credit Agreement, dated as of December 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders party thereto (the “Lenders”) and the Administrative Agent and Collateral Agent, which amended, restated and replaced that certain Senior Secured Debtor-In-Possession Credit Agreement dated as of December 19, 2011 by and between Borrower, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and Collateral Agent. Unless otherwise indicated, all capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

RECITALS

A. The Loans matured on June 30, 2012. As a result of such maturity and the failure to repay the Loans and other Obligations in full on the Stated Maturity Date (the “Specified Event”), the Lenders are under no obligation to make Loans or provide other financial accommodations to the Loan Parties and are entitled to exercise all of their rights and remedies under the Loan Documents and applicable law.

B. The Loan Parties have requested that the Lenders and the Administrative Agent agree to forbear from exercising their rights and remedies arising in connection with the Specified Event.

C. The Lenders and the Administrative Agent have agreed to forbear from exercising their rights and remedies arising in connection with the occurrence and continuation of the Specified Event, subject to the term and conditions hereof.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Accuracy of Recitals; Definitions. The Loan Parties, Lenders, and Administrative Agent acknowledge and agree that the foregoing Recitals are true and accurate and are incorporated herein by reference.

SECTION 2. Acknowledgment of Obligations.

2.1. Each Loan Party hereby acknowledges and agrees that, it is unconditionally liable to the Lenders and the Administrative Agent for the full and timely payment of all of the Obligations, including, without limitation, all payment obligations now and hereinafter required under the Loan Documents and all of the other Obligations set forth on Schedule A attached hereto and incorporated herein by reference. Each Loan Party further hereby acknowledges and agrees that, it has no defenses, counterclaims or set-offs with respect to the full and immediate payment and performance of any or all Obligations under the Loan Documents; provided however, that during the Forbearance Period (as defined below) the Lenders and the Administrative Agent shall, except to the extent set forth herein, forbear from exercising their rights and remedies related to the Specified Event.

2.2. Each Loan Party acknowledges and agrees that (i) the Specified Event constitutes an Event of Default under the Loan Documents, (ii) any notices that might be given and any grace periods or cure periods which must expire with respect to such Event of Default, prior to the Administrative Agent and/or the Lenders exercising any of their rights and remedies in connection with the Loan Documents, have been given, complied with and expired and, in any event, are hereby waived and relinquished by each Loan Party with respect to the Specified Event, (iii) this Agreement is being delivered in lieu of a request by the Administrative Agent or the Required Lenders under Section 2.06(c) of the Credit Agreement and all requests and notices required in connection with such Section have hereby been given and complied with, and (iv) as a consequence, the Administrative Agent and the Lenders are now entitled to immediately exercise all of their rights and remedies under the Loan Documents, at law or in equity, including, without limitation, the right to declare all Obligations to be immediately due, payable, and performable, without notice, except to the extent that the Administrative Agent and the Lenders agree to forbear from exercising those rights and remedies subject to the terms and conditions set forth in this Agreement.

SECTION 3. Commitments Terminated. Each Loan Party acknowledges and agrees that, on and after the Stated Maturity Date, all of the Lenders’ Commitments under the Credit Agreement have been irrevocably terminated and the Lenders have no commitment or obligation to make any Loans or extend other credit or provide any other financial accommodations to the Borrower or any other Loan Party.

SECTION 4. Limited Forbearance. All rights and remedies of the Administrative Agent and the Lenders in connection with the Specified Event under the Loan Documents and applicable law are hereby reserved but, except as otherwise specifically provided herein, the Administrative Agent and the Lenders agree to forbear from exercising their rights and remedies in connection with the Specified Event under the Loan Documents (other than their rights pursuant to Section 2.06(c) of the Credit Agreement) and applicable law until the earliest to occur of any of the following (each a “Termination Event”): (i) July 16, 2012, as may be extended in one or more increments of time in the Lenders’ sole and absolute discretion; or (ii) the occurrence of a “New Default” (as defined below); or (iii) at such time as any Loan Party, or any of its affiliates, agents, or any other person acting on its behalf threatens or asserts any claim or commences any legal action, suit, or proceeding against the Administrative Agent or any Lender or contesting or challenging the validity or enforceability of this Agreement, the Credit Agreement, or any of the other Loan Documents or the Obligations or the validity, perfection, or priority of any Lien or mortgage granted to the Collateral Agent, for the benefit of the Secured Parties.

For purposes of this Agreement, the term “New Default” shall mean any failure of any Loan Party in the performance of any of the terms, covenants or conditions of, or any breach of any representation or warranty under this Agreement (including, without limitation, the obligations and covenants set forth in Sections 7 and 12 hereof) or Event of Default under the Credit Agreement and Loan Documents, except that “New Default” shall not include the Specified Event during the Forbearance Period. Upon the occurrence of a Termination Event, the Administrative Agent’s and the Lenders’ agreement hereunder to forbear from exercising its rights or remedies under the Loan Documents shall immediately terminate, without the requirement of any presentment, protest, demand or notice of any kind, all of which each Loan Party hereby waives, and the Administrative Agent or the Lenders may at any time thereafter terminate the Credit Agreement, the Loan Documents and/or proceed to exercise any and all of their rights and remedies, including without limitation, its rights and remedies in connection with the Specified Event and any other Defaults and/or Events of Default under the Loan Documents, all of which are hereby reserved.

The period from the Effective Date through the occurrence of a Termination Event is referred to herein as the “Forbearance Period”.

SECTION 5. Intentionally Omitted.

SECTION 6. Additional Discretionary Loans During the Forbearance Period.

6.1. Loans. Notwithstanding the expiration of the Commitments under the Credit Agreement on the Stated Maturity Date or anything else to the contrary herein or in any other Loan Documents, subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally, and not jointly, acknowledges that it may, in its sole and absolute discretion and without any obligation, make term loans available to the Borrower in Dollars during the Forbearance Period (“Forbearance Loans”) in accordance with this Section 6.01 provided, however, (i) no Lender shall have any commitment or obligation to make any Forbearance Loans, (ii) each Forbearance Loan shall constitute a Loan under the Credit Agreement for all purposes (provided that no Lender shall have any obligation to make any Forbearance Loans) and shall be governed by, and deemed existing under, the Credit Agreement, (iii) the sum of the aggregate principal amount of the outstanding Forbearance Loans shall not at any time exceed $8,926,580.95 (the “Forbearance Cap”), (iv) the Lenders shall not be required to make more than three advances hereunder and each of such advances shall be in an amount determined by the Lenders in their sole and absolute discretion and (v) the amount of Loans (including any Forbearance Loans) outstanding shall not exceed at any time the amount of Loans authorized to be made by the applicable Financing Orders. Amounts repaid or prepaid on any Term Loan may not be reborrowed.

The foregoing notwithstanding, if and to the extent that Administrative Agent or any Lender makes any Forbearance Loans, notwithstanding the termination of the Commitments under the Credit Agreement, the occurrence of the Stated Maturity Date, and occurrence of any New Default, whether specified herein or otherwise, (a) such Forbearance Loan shall be made, issued, caused to be issued, or executed, as applicable, in Administrative Agent’s and such Lender’s sole and absolute discretion, and (b) no such action shall be construed as (i) a waiver or forbearance of any of Administrative Agent’s, Collateral Agent’s and Lenders’ rights, remedies, and powers against Borrower, any other Loan Party or the Collateral, (ii) a waiver of any Default or Event of Default, including, without limitation, in connection with the Specified Event, or (iii) a waiver of any New Default.

6.2. Loan Disbursements. Each Lender that, in its sole and absolute discretion, desires to make a Loan to the Borrower hereunder shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 2:00 p.m., New York City time, and the Administrative Agent shall promptly credit and/or remit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

6.3. Borrowing Notice. To request a Borrowing during the Forbearance Period, the Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent (with a copy to Daniel H. Golden, counsel for the Official Committee of Unsecured Creditors in the Loan Parties’ Chapter 11 Cases (the “Creditors’ Committee”), or another person designated in writing by the Creditors’ Committee) three (3) Business Days before the date of the proposed Borrowing (or four (4) Business Days before the date of the proposed Borrowing if the Borrowing Request is received after 11 am ET by Administrative Agent). Each Borrowing Request shall be irrevocable and shall specify the following information:

(a) the aggregate amount of such Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) the location and number of Borrower’s account to which funds are to be disbursed;

(d) that no New Default has occurred and is continuing or shall result from the making of any Forbearance Loan hereunder;

(e) that the conditions set forth in Section 4.02 (other than clause (g), and in respect of clause (b) thereof, other than any Events of Default arising from the Specified Event) of the Credit Agreement have been satisfied, as of the date of the notice; and

(f) such Advance is being requested in accordance with the Monthly Forecast and the 13-Week Budget and the Loan proceeds with respect to such Advance shall be used consistent with the Monthly Forecast and the 13-Week Budget (subject to Permitted Variances).

6.4. Advances at Lenders’ Discretion. Promptly following receipt of a Borrowing Request in accordance with Section 6.3 hereof, the Administrative Agent shall advise each Lender of the details thereof, and each Lender shall, within three (3) Business Days of receipt thereof, notify the Administrative Agent whether it desires to extend any portion of the requested Loans. No later than two (2) Business Days prior to the date of the requested Borrowing, the Administrative Agent shall notify the Borrower of the aggregate amount of Loans that Lenders have expressed interest in advancing; provided that, nothing herein, including any Lender’s notice that it desires to make an advance on any Borrowing date, shall be a commitment or deemed to be a commitment by such Lender to advance any Loans to the Borrower or provide any other extensions of credit thereto, and no Lender shall have any obligation to do so.

6.5. Obligations Unconditional. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender, the unpaid principal amount of each Loan of such Lender upon the occurrence of any Termination Event. All payments or repayments of Loans shall be made in Dollars.

SECTION 7. Covenants. As a material inducement to the execution by Administrative Agent of this Agreement, each Loan Party hereby agrees that it shall comply with each of the following covenants and that the failure to fully and timely comply with any of such covenants shall constitute an Event of Default under the Loan Documents, a New Default and a Termination Event hereunder (without notice, demand or grace):

7.1. Diligence Calls. As a material inducement to the execution by Administrative Agent of this Agreement, Borrower hereby agrees that, commencing on July 3, 2012, on each Tuesday and Thursday during the Forbearance Period, the Borrower’s chief executive officer shall have a call with the Administrative Agent and a representative from the Creditors’ Committee to discuss, and shall otherwise be generally available to discuss with the Administrative Agent, the most recent Budget and any other aspects of the Borrower’s business and financial condition or any other topic requested by the Administrative Agent.

7.2. Compliance with Budget. The Loan Parties shall, on the date hereof and on each Friday thereafter during the Forbearance Period, provide to the Administrative Agent and Daniel H. Golden, counsel for the Creditors’ Committee, or another person designated in writing by the Creditors’ Committee, a 13-week Budget acceptable to the Administrative Agent and the Lenders and shall pay all obligations and liabilities of the Loan Parties and their Subsidiaries in accordance with such 13-week Budget.

7.3. Cooperation with Laramie; Performance of Obligations. From and after the Effective Date, the Loan Parties shall fully cooperate, assist, and consult, in good faith, with Laramie and take all actions as may be reasonably requested by Laramie in order to accomplish effectively the purposes of the Services Agreement and that certain Contribution Agreement, dated as of June 4, 2012, by and among Laramie, Delta Petroleum Corporation, and Piceance Energy, LLC (the “Contribution Agreement”), and the transactions contemplated thereby. Each Loan Party shall fully perform all its obligations under the Services Agreement (as defined below) and the Contribution Agreement, as and when required therein, and no breach of any provision thereof or default thereunder shall occur at any time after the Effective Date.

7.4. Transfer Responsibilities. From and after the date of the Planning Meeting (as defined below), the Loan Parties shall direct their management and employees to fully perform all Transfer Responsibilities assigned to each such person, when and as specified at the Planning Meeting.

SECTION 8. Intentionally Omitted.

SECTION 9. Cooperation; Other Information. Each Loan Party shall cooperate fully and shall provide such financial and other information concerning the financial, business and legal affairs of the Loan Parties as the Administrative Agent may from time to time request.

SECTION 10. Collateral; Reaffirmation of Security Interest. Each Loan Party hereby acknowledges and reaffirms that all of the Obligations, and each of them, are and shall be secured by valid and perfected, liens and security interests in all of the Collateral and a valid mortgage in all of the Loan Parties’ real property (subject on to Permitted Senior Liens and the Carve-Out), in each case, enforceable against each Loan Party, in accordance with their terms and having the priority specified in the Financing Orders.

SECTION 11. Conditions Precedent. This Agreement shall become effective (the “Effective Date”) when, and only when, (a) the Lenders shall have received in immediately available funds payment all of its costs and expenses (including, without limitation, attorneys’ fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement, (b) the Administrative Agent shall have executed this Agreement and received counterparts of this Agreement, duly executed by the Borrower, each Guarantor and the Required Lenders and (c) Administrative Agent shall have received a fully executed Lender Addendum to Forbearance Agreement, in form and substance satisfactory to Administrative Agent, from each Lender.

SECTION 12. Conditions Subsequent. Any failure by the Loan Parties to fully and timely satisfy any of the following condition(s) by the date below applicable thereto shall constitute an Event of Default under the Loan Documents, a New Default and a Termination Event hereunder (without notice, demand or grace):

12.1. Court Approval of Forbearance. Entry by the Bankruptcy Court as soon as the parties may be heard, but in any event not later than five (5) Business Days after the Effective Date of an order (together with all extensions, modifications, amendments or supplements thereto, the “Forbearance Order”), in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, which, among other matters, but not by way of limitation, (i) approves this Agreement, (ii) authorizes the Borrower and the other Loan Parties to execute and perform under the terms of this Agreement and the other Loan Documents, (iii) authorizes the Borrower and the other Loan Parties to extend the Forbearance Period hereunder (if consented by the Lenders in their sole and absolute discretion) or enter into additional forbearance agreements with respect to the Obligations on similar terms and conditions to the terms and conditions hereof, and (iv) is not subject to any stay or injunction pending appeal or otherwise subject to reversal on appeal.

12.2. Court Approval of Laramie Services Agreement. Entry by the Bankruptcy Court as soon as the parties may be heard, but in any event by no later than [July 10], 2012 of an order (together with all extensions, modifications, amendments or supplements thereto, the “Services Order”), in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, which, among other matters, but not by way of limitation, (i) approves that certain Services Agreement (the “Services Agreement”) dated as of June 29, 2012 between Delta Petroleum Corporation and Laramie Energy II, LLC (“Laramie”), which provides, among others, that Laramie will provide contracting and project management services in connection with the preservation of the “Sheep Creek Unit” and the commencement of drilling operations in connection therewith, (ii) authorizes the Borrower and the other Loan Parties to execute and perform under the terms of the Services Agreement, including the payment of all amounts required thereunder, and (iii) is not subject to any stay or injunction pending appeal or otherwise subject to reversal on appeal. In connection with the entry of this Agreement, the Administrative Agent and the Lenders hereby agree not to hold the Borrower’s management or the other Loan Parties’ management accountable for damages directly resulting from a Laramie breach of the Services Agreement.

12.3. Meeting with Loan Parties. No later than seven (7) days after the Effective Date, the Loan Parties’ management team and certain of their employees will attend a meeting (the “Planning Meeting”), with the Administrative Agent, certain Lenders, the Creditors’ Committee, John T. Young, Jr., Robert Boswell and certain other Laramie employees, and certain holders of the Senior Convertible 3.75% Notes and the Senior 7% Notes in attendance (either telephonically or in person, in their sole discretion), wherein the Loan Parties’ management, in consultation with Laramie, will set forth and assign specific responsibilities to its employees and management team for consummating the Contribution Agreement (the “Transfer Responsibilities”).

SECTION 13. Consent by Guarantors; Acknowledgement of Guaranteed Obligations. Each Guarantor, for value received, hereby expressly consents and agrees to the Borrower’s execution and delivery of this Agreement, and to the performance by the Borrower of its agreements and obligations hereunder. This Agreement and the performance or consummation of any transaction or matter contemplated under this Agreement, shall not limit, restrict, extinguish or otherwise impair any Guarantor’s liability to the Administrative Agent and the Lenders with respect to the payment and other performance obligations of such Guarantor pursuant to the Guarantees. Each Guarantor hereby ratifies, confirms and approves its Guarantee and acknowledges that it is unconditionally liable to the Administrative Agent and the Lenders for the full and timely payment of the Guaranteed Obligations (on a joint and several basis with the other Guarantors). Each Guarantor hereby acknowledges that it has no defenses, counterclaims or set-offs with respect to the full and timely payment of any or all Guaranteed Obligations.

SECTION 14. Representations and Warranties. The Borrower and the Guarantors hereby confirm, reaffirm and restate the representations and warranties made by them in the Credit Agreement, as amended hereby, and confirms that all such representations and warranties are true and correct in all material respects as of the date hereof. The Borrower and each Guarantor further represent and warrant (which representations and warranties shall survive the execution and delivery of this Agreement) to the Administrative Agent and the Lenders that:

(a) It has the power, authority and legal right to execute, deliver and perform its obligations under this Agreement, and has taken all actions necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(b) No consent of any person or entity (including, without limitation, equity holders in or creditors of the Borrower or any Guarantor but excluding the Administrative Agent and the Lenders), and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the transactions contemplated hereby;

(c) This Agreement has been duly executed and delivered on its behalf and constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; and

(d) The execution, delivery and performance by such person or entity of this Agreement are within its powers, have been duly authorized by all necessary action and will not violate any requirement of law or any contractual obligation to which it or any of its property is bound.

SECTION 15. Miscellaneous.

15.1. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. The terms of this Agreement shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition, or obligation of the Borrower or any other Loan Party in the Credit Agreement or any other Loan Document except as expressly set forth above, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right or remedy which the Administrative Agent or any Lender may now or in the future have under or in connection with the Credit Agreement or any other Loan Document.

15.2. From and after the effectiveness of this Agreement, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time, and each reference in any other Loan Document to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time.

15.3. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and both of which shall constitute one and the same agreement. This Agreement may be executed and delivered by telecopier with the same force and effect as if it were an originally executed and delivered manual counterpart.

15.4. This Agreement may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Credit Agreement or the applicable Loan Document.

15.5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

15.6. This Agreement shall constitute a Loan Document.

15.7. This Agreement, the Credit Agreement, and the other Loan Documents constitute the final, entire Credit Agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral Credit Agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral Credit Agreements between the parties with respect to the subject matter hereof and thereof. If any provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Agreement which shall be given effect so far as possible.

15.8. Borrower may not assign, delegate or transfer this Agreement or any of its rights or obligations hereunder and any delegation, transfer or assignment in violation hereof shall be null and void. No rights are intended to be created under this Agreement for the benefit of any third party donee, creditor or incidental beneficiary of Borrower, any other Loan Party or any other person or entity other than Lender. Lender’s ability to assign, sell or transfer all of any part of this Agreement shall be governed by the Credit Agreement; provided however, notwithstanding anything in the Credit Agreement to the contrary, there shall be no limitations on the Warrant Owner’s right to assign its right, title and interest in and to the Warrants. Borrower agrees hereby that, upon receiving notice information for said assignee, Borrower shall deliver to said assignee any and all notices and reports to said assignee that Borrower is required to provide to Lender under the Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their respective officers thereunder duly authorized, as of the date first above written.

Borrower:

DELTA PETROLEUM CORPORATION

By:
Name:
Title:

Guarantors:

DELTA PETROLEUM CORPORATION

By:
Name:
Title:

CEC, INC.

By:
Name:
Title:

DELTA EXPLORATION COMPANY, INC.

By:
Name:
Title:

Signature Page to Forbearance Agreement

DELTA PIPELINE, LLC

By:
Name:
Title:

DLC, INC.

By:
Name:
Title:

DPCA LLC

By:
Name:
Title:

Signature Page to Forbearance Agreement

Administrative Agent and Collateral Agent

WHITEBOX ADVISORS LLC

By:
Name:
Title:

Signature Page to Forbearance Agreement

ACKNOWLEDGED AND AGREED:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By:
Name:
Title:

Signature Page to Forbearance Agreement

SCHEDULE A

Schedule of Obligations

Principal Amount of Loans:		$51,742,043.10
Accrued and unpaid Cash Interest:		$55,322.92
Accrued and unpaid PIK Interest:		$25,533.65
Other Obligations:	$		*

*	Plus costs, fees, attorneys’ fees and disbursements and other charges as well as adjustments, credits, and charges as provided under the Credit Agreement and other Loan Documents.